UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

Atara Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 900 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 278-8930

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

On May 13, 2022, Atara Biotherapeutics, Inc. (“Atara” or the “Company”) received written notice of termination from Bayer AG (“Bayer”) of the Research, Development and License Agreement dated December 4, 2020 by and between Atara and Bayer (the “License Agreement”), pursuant to which Atara granted Bayer an exclusive, field-limited license under the applicable patents and know-how owned or controlled by Atara and its affiliates covering or related to ATA2271 and ATA3271, the Company’s next-generation CAR T immunotherapy programs targeting mesothelin (“Licensed Products”). The termination is effective as of September 13, 2022 (the “Termination Date”). In connection with the termination of the License Agreement, each of the Manufacturing and Supply Agreement, the Pharmacovigilance Agreement, the Quality Agreement and the Technology Transfer Agreement, each entered into between Atara and Bayer in March 2022, will terminate effective as of the Termination Date.

Under the terms of the License Agreement, upon termination, at Atara’s option upon written notice submitted to Bayer no later than 60 days after the effective date of the termination, the parties shall negotiate in good faith commercially reasonable terms for an agreement governing the transfer of (i) regulatory documentation, (ii) clinical trials, (iii) trademarks, (iv) inventory, (v) licenses and (vi) any agreements with third party subcontractors and vendors along with any transition services to be provided by Bayer, Bayer’s sublicensee(s) and/or any of Bayer’s or its sublicensee’s affiliates, as applicable, to Atara or Atara’s designee, as applicable.

Effective upon termination of the License Agreement, the rights and licenses granted by Atara to Bayer under the License Agreement will return to Atara, and Atara will have full rights to continue the clinical development and future commercialization of the programs worldwide. Atara will continue to (i) support the ongoing ATA2271 Phase 1 study being conducted by Memorial Sloan Kettering Cancer Center (“MSK”) and (ii) lead investigational new drug application (“IND”)-enabling studies and process development for ATA3271. Based on the Company’s allocation of resources to ATA188, tab-cel and ATA3219, and while the Company re-assesses its strategy for the mesothelin CAR T programs, Atara intends to postpone the anticipated IND for ATA3271 beyond the fourth quarter of 2022.

The foregoing summary is qualified in its entirety by reference to the License Agreement. The License Agreement was filed as Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including plans and timing related to the termination of the License Agreement and associated transition activities; ATA2271, including the Phase 1 study being conducted by MSK; ATA3271, including IND-enabling studies and process development for ATA3271 and the postponement thereof; and the Company’s resource allocation to its ATA188 and tab-cel programs. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2022, and in other documents that the Company files from time to time with the SEC, including but not limited to its Quarterly Reports on Form 10-Q. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2022	ATARA BIOTHERAPEUTICS, INC.

/s/ Amar Murugan
Amar Murugan
Senior Vice President and General Counsel